UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 24, 2010

Two Harbors Investment Corp.
(Exact name of registrant as specified in its charter)

Maryland	001-34506	27-0312904
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Carlson Parkway, Suite 330 Minnetonka, MN 55305
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:   (612) 238-3300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02           Results of Operations and Financial Condition

On February 24, 2010, Two Harbors Investment Corp. (“Two Harbors”) issued a press release announcing its financial results for the fiscal quarter ended December 31, 2009. A copy of the press release, and a presentation providing further information, are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), the earnings release contains non-GAAP financial measures that exclude gains on sales of securities of approximately $0.3 million, gains on interest rate swaps of approximately $0.4 million and elimination of a tax charge for unrealized gains on interest rate swaps of approximately $0.1 million to arrive at “Core Earnings.”  The non-GAAP financial measures also exclude approximately $8.0 million of expenses incurred as a result of the October 28, 2009 merger transaction with Capitol Acquisition Corp. (“Capitol Acquisition”), an approximate $0.2 million adjustment for operating expenses associated with Capitol Acquisition prior to the completion of the transaction, and an estimated $0.1 million net reduction in tax benefits, to arrive at “Adjusted Core Earnings.”

Management uses Core Earnings and Adjusted Core Earnings to evaluate results of the business. We believe that analyzing the trends of the underlying business is aided by use of Core Earnings due to the significant impact this measure has on comparability from period to period.   We believe that analyzing the trends of the underlying business is aided by use of Adjusted Core Earnings because costs associated with the business combination with Capitol Acquisition are not expected to be incurred in the future.

 The non-GAAP financial measures disclosed by the company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated.

The information in this report, including the exhibits hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this report, including the exhibits hereto, shall not be incorporated by reference into any filing of the registrant with the Securities and Exchange Commission, whether made before or after the date hereof, regardless of any general incorporation language in such filings (unless the registrant specifically states that the information or exhibit in this particular report is incorporated by reference).

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, February 24, 2010, issued by Two Harbors Investment Corp.
99.2	2009 Fourth Quarter Earnings Call Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWO HARBORS INVESTMENT CORP.

	By:	/s/ TIMOTHY W. O’BRIEN
Timothy O’Brien
Secretary and General Counsel

Date: February 24, 2010